EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, NY 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

May 2, 2012

Synergy Pharmaceuticals Inc.
420 Lexington Avenue
Suite 1609

New York, New York 10170

Re: Post-Effective Amendment No. 1 to Form S-3

Gentlemen and Ladies:

We have acted as special counsel to Synergy Pharmaceuticals Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuances from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of the following securities of the Company having an aggregate initial offering price not to exceed $100,000,000: (1) shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”); (2) shares of preferred stock of the Company, par value $0.001 per share, in one or more series (the “Preferred Stock”); (3) warrants to purchase the Company’s equity securities (the “Warrants”); (4) units comprised of one or more of shares of Common Stock, shares of Preferred Stock, and Warrants (the “Units”) or (5) any combination of the foregoing, each on terms to be determined at the time of sale. The Preferred Stock, Common Stock, Warrants and Units are collectively referred to herein as the “Securities.”

We have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate to express the opinions set forth below. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company.

For purposes of this opinion letter, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby, (c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (d) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (e) any securities issuable upon exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise, (f) at the time of any offering or sale of any shares of Common Stock or Preferred Stock or Warrants to purchase shares of Common Stock or Preferred Stock, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized and unissued under the Company’s then operative second amended and restated certificate of incorporation (the “Certificate of Incorporation”) and not otherwise reserved for issuance, (g) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (h) at the time of issuance of the Securities, the Certificate of Incorporation and then operative amended and restated bylaws of the Company, as amended (the “Bylaws” and collectively with the Certificate of Incorporation, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (i) any applicable Warrant Agreement (defined below) or Unit Agreement (defined below) has been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, and (j) that the terms, execution and delivery of the Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

We do not express any opinion as to matters arising under the laws of any jurisdiction other than the United States federal securities laws and the Delaware General Corporation Law. We are not members of the Bar of the State of Delaware and have not obtained any opinions of local counsel. Insofar as the opinions expressed herein relate to matters of the United States federal securities laws or regulations or matters of Delaware General Corporation Law, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that:

(1) With respect to shares of Common Stock offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the Delaware General Corporation Law and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the Delaware General Corporation Law), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(2) With respect to shares of one or more series of Preferred Stock offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, including the adoption of an appropriate amendment to the Company’s Certificate of Incorporation relating to such series of Preferred Stock which has been properly filed with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the Delaware General Corporation Law and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon conversion, exchange, redemption or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under Chapter the Delaware General Corporation Law), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

(3) With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant agreement in respect thereof (a “Warrant Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the Warrant Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4) With respect to Units, assuming that (a)  any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 3 above, and (c) any shares of Common Stock or Preferred Stock that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraphs 1 and 2 above, respectively, when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Unit Agreement”), and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinions regarding (i) the validity or enforceability of any provisions that purport to waive or not give effect to rights or notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, (iii) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (viii) provisions for exclusivity, election or cumulation of rights or remedies, (ix) provisions authorizing or validating conclusive or discretionary determinations, (x) grants of setoff rights, (xi) the availability of equitable remedies to any person or entity including, but not limited to, specific performance and injunctive relief; (xii) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws or equitable principles affecting creditors’ rights or remedies (whether applied by a court of law or equity), (xiii) the effect of applicable law and court decisions which may hereafter limit or render unenforceable certain rights or remedies of any person or entity and (xiv) the severability, if invalid, of provisions to the foregoing effect.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or under the rules and regulations promulgated by the Securities and Exchange Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law or fact that may occur.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP